United States
                       Securities and Exchange Commission
                              Washington, DC 20549






                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2004
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Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware                               0-15535                   13-3115216
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(State or other jurisdiction         (Commission             (IRS Employer of
 incorporation)                      File Number)            Identification No.)

711-2 Koehler Avenue, Ronkonkoma, NY 11779-7410 (Address of principal executive
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 offices) (Zip Code)

Registrant's telephone number, including area code (631) 981-9700
                                                   --------------

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         (Former name or former address, if changed since last report.)



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Item 5. Other Events and Regulation FD Disclosure


1. On February 10, 2004, Lakeland Industries, Inc. ("Lakeland") issued a press release that fourth quarter consolidated sales increased by approximately 8.6% over the prior year's fourth quarter.

2. That Lakeland is providing the majority of the protective garments used to clean up the three senate office buildings in the Capitol where the toxin Ricin may have been sent, and that sales of the Company's high end chemical protective suits continues to increase at rates of 55% for the year, while its Fire Turnout Gear sales have risen 21%.

3. That round 31 of the assistance to Fire Fighters grants was completed on January 30, 2004 with $651 million of the $750 million appropriated for 2003 has been received by U.S. fire departments. President Bush's new budget includes an additional $500 million for Grant Programs in 2004.

4. That Lakeland has recently expanded its sales force in Canada, the U.S., and China.

5. That Lakeland has begun marketing its woven anti-static clean room garments and is completing the certification process for the sale of medical garments in both the Chinese domestic markets and the U.S. and Canadian markets.

6. That targets to increase gross margins are on track by shifting more production to the Company's wholly owned Chinese and Mexican subsidiaries.

7. The Company increased its line of credit by an additional $3 million dollars in anticipation of increased sales in calendar 2004 and beyond.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LAKELAND INDUSTRIES, INC.


Date: February 10, 2004                         By: /s/ Christopher J. Ryan
                                                    ----------------------------
                                                    Christopher J. Ryan
                                                    President



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                                  EXHIBIT INDEX

Exhibit
Number                                 Description
=======        =================================================================
 99.1          Text of press release issued by Lakeland Industries, Inc., dated
               February 10, 2004, and titled "Lakeland Reports Sales for the
               Three Months Ended January 31 2004 Increased by 8.6%."